UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 20, 2013

(Exact name of registrant as specified in its charter)

Michigan	1-16577	38-3150651
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5151 Corporate Drive, Troy, Michigan	48098
(Address of principal executive offices)	(Zip Code)

(248) 312-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Flagstar Bancorp, Inc. (the "Company") was held on August 20, 2013 (the "Annual Meeting"). A total of 51,282,411 shares of common stock were represented in person or by proxy, for 91.4 percent of the 56,083,291 shares of common stock outstanding on July 11, 2013, the record date. The final voting results of the five proposals presented to the Company’s stockholders at the Annual Meeting were as follows:

(i)	the election of the nine director nominees:

Name	For	Against	Abstain	Broker Non-Vote
Walter Carter	44,612,826	1,068,238	33,184	5,568,163
Alessandro DiNello	45,478,752	203,516	33,184	5,568,163
Jay J. Hansen	44,941,244	739,884	33,120	5,568,163
John D. Lewis	45,493,298	185,216	35,734	5,568,163
David J. Matlin	43,310,523	2,368,011	35,714	5,568,163
James A. Ovenden	45,494,446	186,693	33,109	5,568,163
Peter Schoels	43,301,900	2,379,342	33,006	5,568,163
Michael J. Shonka	45,369,081	311,551	33,616	5,568,163
David L. Treadwell	41,610,029	4,070,466	33,753	5,568,163

(ii)	to approve on an advisory (non-binding) resolution to approve named executive officer compensation;

For	Against	Abstain	Broker Non-Vote
43,392,643	2,285,445	36,160	5,568,163

(iii)	to select, on an advisory (non-binding) basis, the frequency of future advisory votes on named executive officer compensation;

Every One Year	Every Two Years	Every Three Years	Abstain	Broker Non-Vote
43,738,915	126,526	1,778,174	70,633	—

(iv)	to reapprove the performance criteria set forth in the Flagstar Bancorp, Inc. 2006 Equity Incentive Plan, as amended to date; and

For	Against	Abstain	Broker Non-Vote
43,536,057	2,140,919	37,272	5,568,163

(v)	to ratify the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accountants for the year ending December 31, 2013.

For	Against	Abstain	Broker Non-Vote
50,954,782	175,801	151,828	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FLAGSTAR BANCORP, INC.

Dated: August 22, 2013	By	/s/ Paul D. Borja
Paul D. Borja
Executive Vice-President and Chief Financial Officer